Exhibit 99.1

EPR PROPERTIES REPORTS SECOND QUARTER 2021 RESULTS

Kansas City, MO, July 27, 2021 -- EPR Properties (NYSE:EPR) today announced operating results for the second quarter and six months ended June 30, 2021 (dollars in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total revenue	$125,362	$106,360	$237,127	$257,372
Net income (loss) available to common shareholders	12,519	(68,999)	9,865	(37,915)
Net income (loss) available to common shareholders per diluted common share	0.17	(0.90)	0.13	(0.49)
Funds From Operations as adjusted (FFOAA) (1)	50,642	31,418	86,247	107,344
FFOAA per diluted common share (1)	0.68	0.41	1.15	1.39
Adjusted Funds From Operations (AFFO) (1)	53,006	33,313	91,932	123,380
AFFO per diluted common share (1)	0.71	0.44	1.23	1.59

(1) a non-GAAP financial measure

Second Quarter Company Headlines

•Early Termination of Covenant Relief Period - Due to favorable performance during the second quarter of 2021, and the expectation of continued improvement going forward, the Company elected early termination of the covenant relief period relating to its Consolidated Credit Agreement and certain private placement notes.
•Resumption of Monthly Cash Dividend to Common Shareholders - The Company announced a monthly cash dividend of $0.25 per common share payable on August 16, 2021 to shareholders of record on July 30, 2021.
•Quarterly Collections Continue to Increase - Cash collections from customers continue to improve and were approximately 85% of contractual cash revenue for the second quarter of 2021 (an increase from 82% previously reported due to subsequent collections). In addition, year-to-date through July 26, 2021, the Company collected $48.9 million of deferred rent and interest from accrual basis tenants and borrowers that reduced receivables.
•Property Openings Near 100% - As of July 26, 2021, approximately 99% of the Company's theatre and 100% of the Company's non-theatre locations were open, excluding normal seasonal closings.
•Strong Liquidity Position - As of June 30, 2021, the Company had cash on hand of $509.8 million and no borrowings on its $1.0 billion unsecured revolving credit facility.

CEO Comments
“Our second quarter results and the early termination of our covenant relief period demonstrate the meaningful progress we have made to improve cash collections, stabilize our earnings and return to growth,” stated Greg Silvers, President and CEO of EPR Properties. “Almost all of our tenants have reopened and are enjoying the return of customers and ramp-up of their businesses, as consumers are again seeking the experiences our properties offer. We are particularly pleased to have announced the resumption of our monthly cash dividend to common shareholders and anticipate growing our common dividend over time alongside expected earnings growth. With the removal of investment restrictions that had been a condition to covenant relief, a strong liquidity position, and an increasingly constructive outlook as reflected in our guidance, we look forward to pursuing growth opportunities in the quarters ahead.”

COVID-19 Response and Update

Early Termination of Covenant Relief Period
As announced, on July 12, 2021, the Company provided notice of its election to terminate the covenant relief period early and submitted compliance certificates for the quarter ended June 30, 2021 for its Consolidated Credit Agreement that governs its $1.0 billion revolving credit facility (zero balance outstanding at June 30, 2021) and $400.0 million term loan, and its Note Purchase Agreement that governs its $316.2 million of outstanding private placement notes. The certificates provided that the Company was in compliance with all of its financial and other covenants, and would have been even if the covenant relief period had not been in effect during the second quarter.

The Company’s election to terminate the covenant relief period early means that, effective July 13, 2021, the interest rates on the debt returned to the previous levels defined in the agreements resulting in a reduction of approximately 100 basis points on the revolving credit facility and term loan, and 125 basis points on the private placement notes – in each case based on the

Company's unsecured debt ratings. By terminating the covenant relief period, the Company was also released from certain restrictions under these credit facilities, including restrictions on investments, capital expenditures, incurrences of indebtedness, payment of dividends or other distributions and stock repurchases, and maintenance of a minimum liquidity amount.

Dividend Information
On July 13, 2021, following termination of the covenant relief period, the Company declared a monthly cash dividend of $0.25 per common share payable on August 16, 2021 to shareholders of record on July 30, 2021. This represents an annualized dividend of $3.00 per share.

Additionally, the Board declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on its 5.75% Series C cumulative convertible preferred shares, $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares and $0.359375 per share on its 5.75% Series G cumulative redeemable preferred shares.

Collections and Property Openings
Approximately 99% of the Company's theatre and 100% of the Company's non-theatre locations were open for business as of July 26, 2021, excluding normal seasonal closings. Cash collections from tenants and borrowers continued to improve and were approximately 85% of contractual cash revenue for the second quarter (including approximately $1.0 million in deferred rent from cash basis tenants and from tenants for which the deferred payments were not previously recognized as revenue). Contractual cash revenue is an operational measure and represents aggregate cash payments for which the Company is entitled under existing contracts, excluding the impact of any temporary abatements or deferrals, percentage rent (rents received over base amounts), non-cash revenue and revenue from taxable REIT subsidiaries (TRSs).

In addition, year-to-date through July 26, 2021, collections of deferred rent and interest from accrual basis tenants totaled $48.9 million. These collections are in addition to the collection amounts above.

Strong Liquidity Position
The Company remains focused on maintaining strong liquidity and financial flexibility. The Company had $509.8 million of cash on hand at quarter-end. On April 9, 2021, due to stronger collections, proceeds from dispositions and significant liquidity, the Company used $90.0 million of its cash on hand to pay off the remaining borrowings under its $1.0 billion unsecured revolving credit facility.

Portfolio Update
The Company's total investments (a non-GAAP financial measure) were approximately $6.5 billion at June 30, 2021 with Experiential totaling $5.9 billion, or 91%, and Education totaling $0.6 billion, or 9%.

The Company's Experiential portfolio (excluding property under development and undeveloped land inventory) consisted of the following property types (owned or financed) at June 30, 2021:
•177 theatre properties;
•57 eat & play properties (including seven theatres located in entertainment districts);
•18 attraction properties;
•13 ski properties;
•seven experiential lodging properties;
•one gaming property;
•three cultural properties; and
•seven fitness & wellness properties.

As of June 30, 2021, the Company's owned Experiential portfolio consisted of approximately 19.3 million square feet, which was 95.0% leased and included $35.1 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio (excluding undeveloped land inventory) consisted of the following property types (owned or financed) at June 30, 2021:
•65 early childhood education center properties; and
•nine private school properties.

As of June 30, 2021, the Company's owned Education portfolio consisted of approximately 1.4 million square feet, which was 100% leased and included $3.0 million in undeveloped land inventory.

The combined owned portfolio consisted of 20.7 million square feet and was 95.4% leased.

Investment Update
The Company's investment spending during the three months ended June 30, 2021 totaled $16.5 million (bringing the total of investment spending for the six months ended June 30, 2021 to $68.6 million), and included spending on Experiential build-to-suit development and redevelopment projects.

Capital Recycling
During the second quarter of 2021, the Company completed the sale of one theatre property for net proceeds of $14.9 million and recognized a gain on sale of $0.5 million. Disposition proceeds and mortgage note pay-offs totaled $33.7 million for the six months ended June 30, 2021.

Guidance
(Dollars in millions, except per share data):

Measure	2021 Guidance
Net income available to common shareholders per diluted common share	$0.65	to	$0.79
FFOAA per diluted common share	$2.76	to	$2.86
Disposition proceeds	$40.0	to	$50.0

The Company is introducing its 2021 guidance for FFOAA per diluted common share of $2.76 to $2.86. At this time, the Company is not providing investment spending guidance. The 2021 guidance for FFOAA per diluted share includes only previously committed additional investment spending of approximately $20.0 million for the last six months of 2021.

The 2021 guidance for FFOAA per diluted share is based on a FFO per diluted common share range of $2.81 to $2.91 adjusted for transaction costs and credit loss (benefit) expense. FFO per diluted common share for 2021 is based on a net income available to common shareholders per diluted common share range of $0.65 to $0.79 less estimated gain on sale of real estate of $0.02 to $0.06, plus estimated real estate depreciation of $2.16 and allocated share of joint venture depreciation of $0.02 (in accordance with the NAREIT definition of FFO).

Additional earnings guidance detail can be found in the Company's supplemental information package available in the Investor Center of the Company's website located at https://investors.eprkc.com/earnings-supplementals.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on July 28, 2021 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. To access the call, audio only, dial (866) 587-2930 and when prompted, provide the passcode 7907776.

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly Supplemental
The Company's supplemental information package for the second quarter and six months ended June 30, 2021 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income (Loss)
(Unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Rental revenue	$115,883	$97,531	$218,497	$232,574
Other income	1,033	416	1,711	7,989
Mortgage and other financing income	8,446	8,413	16,919	16,809
Total revenue	125,362	106,360	237,127	257,372
Property operating expense	14,678	15,329	29,991	28,422
Other expense	3,025	2,798	5,577	12,332
General and administrative expense	11,376	10,432	22,712	21,420
Costs associated with loan refinancing or payoff	—	820	241	820
Interest expense, net	38,312	38,340	77,506	73,093
Transaction costs	662	771	1,210	1,846
Credit loss (benefit) expense	(2,819)	3,484	(5,581)	4,676
Impairment charges	—	51,264	—	51,264
Depreciation and amortization	40,538	42,450	80,864	86,260
Income (loss) before equity in loss from joint ventures and other items	19,590	(59,328)	24,607	(22,761)
Equity in loss from joint ventures	(1,151)	(1,724)	(2,582)	(2,144)
Impairment charges on joint ventures	—	(3,247)	—	(3,247)
Gain on sale of real estate	511	22	712	242
Income (loss) before income taxes	18,950	(64,277)	22,737	(27,910)
Income tax (expense) benefit	(398)	1,312	(805)	2,063
Net income (loss)	18,552	(62,965)	21,932	(25,847)
Preferred dividend requirements	(6,033)	(6,034)	(12,067)	(12,068)
Net income (loss) available to common shareholders of EPR Properties	$12,519	$(68,999)	$9,865	$(37,915)
Net income (loss) available to common shareholders of EPR Properties per share:
Basic	$0.17	$(0.90)	$0.13	$(0.49)

Diluted	$0.17	$(0.90)	$0.13	$(0.49)
Shares used for computation (in thousands):
Basic	74,781	76,310	74,704	77,388
Diluted	74,870	76,310	74,772	77,388

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	June 30, 2021	December 31, 2020
Assets
Real estate investments, net of accumulated depreciation of $1,130,409 and $1,062,087 at June 30, 2021 and December 31, 2020, respectively	$4,834,652	$4,851,302
Land held for development	23,225	23,225
Property under development	35,082	57,630
Operating lease right-of-use assets	179,354	163,766
Mortgage notes and related accrued interest receivable	366,064	365,628
Investment in joint ventures	27,476	28,208
Cash and cash equivalents	509,836	1,025,577
Restricted cash	3,570	2,433
Accounts receivable	91,319	116,193
Other assets	71,634	70,223
Total assets	$6,142,212	$6,704,185
Liabilities and Equity
Accounts payable and accrued liabilities	$103,778	$105,379
Operating lease liabilities	217,575	202,223
Dividends payable	6,087	6,070
Unearned rents and interest	79,992	65,485
Debt	3,081,485	3,694,443
Total liabilities	3,488,917	4,073,600
Total equity	$2,653,295	$2,630,585
Total liabilities and equity	$6,142,212	$6,704,185

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income (loss) available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO costs associated with loan refinancing or payoff, transaction costs, severance expense, preferred share redemption costs, impairment of operating lease right-of-use assets and credit loss (benefit) expense and subtracting gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and Trustees and amortization of above and below market leases, net and tenant allowances; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), and the non-cash portion of mortgage and other financing income.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net income (loss) available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO for the three and six months ended June 30, 2021 and 2020 and reconciles such measures to net income (loss) available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
FFO:
Net income (loss) available to common shareholders of EPR Properties	$12,519	$(68,999)	$9,865	$(37,915)
Gain on sale of real estate	(511)	(22)	(712)	(242)
Impairment of real estate investments, net (1)	—	36,255	—	36,255
Real estate depreciation and amortization	40,332	42,151	80,441	85,676
Allocated share of joint venture depreciation	459	378	813	761
Impairment charges on joint ventures	—	3,247	—	3,247
FFO available to common shareholders of EPR Properties	$52,799	$13,010	$90,407	$87,782

FFOAA:
FFO available to common shareholders of EPR Properties	$52,799	$13,010	90,407	$87,782
Costs associated with loan refinancing or payoff	—	820	241	820
Transaction costs	662	771	1,210	1,846
Impairment of operating lease right-of-use assets (1)	—	15,009	—	15,009
Credit loss (benefit) expense	(2,819)	3,484	(5,581)	4,676
Gain on insurance recovery (included in other income)	—	—	(30)	—
Deferred income tax benefit	—	(1,676)	—	(2,789)
FFOAA available to common shareholders of EPR Properties	$50,642	$31,418	$86,247	$107,344

AFFO:
FFOAA available to common shareholders of EPR Properties	$50,642	$31,418	$86,247	$107,344
Non-real estate depreciation and amortization	206	299	423	584
Deferred financing fees amortization	1,574	1,651	3,121	3,285
Share-based compensation expense to management and trustees	3,675	3,463	7,459	6,972
Amortization of above and below market leases, net and tenant allowances	(99)	(108)	(195)	(260)
Maintenance capital expenditures (2)	(1,467)	(1,291)	(2,223)	(2,219)
Straight-lined rental revenue	(1,420)	(2,229)	(2,708)	7,479
Straight-lined ground sublease expense	111	207	195	383
Non-cash portion of mortgage and other financing income	(216)	(97)	(387)	(188)
AFFO available to common shareholders of EPR Properties	$53,006	$33,313	$91,932	$123,380

FFO per common share:
Basic	$0.71	$0.17	$1.21	$1.13
Diluted	0.71	0.17	1.21	1.13
FFOAA per common share:
Basic	$0.68	$0.41	$1.15	$1.39
Diluted	0.68	0.41	1.15	1.39
AFFO per common share:
Basic	$0.71	$0.44	$1.23	$1.59
Diluted	0.71	0.44	1.23	1.59
Shares used for computation (in thousands):
Basic	74,781	76,310	74,704	77,388
Diluted	74,870	76,310	74,772	77,388

Other financial information:
Dividends per common share	$—	$0.3825	$—	$1.5150

(1) Impairment charges recognized during both the three and six months ended June 30, 2020 totaled $51.3 million, which was comprised of $36.3 million of impairments of real estate investments and $15.0 million of impairments of operating lease right-of-use assets.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.

The additional common shares that would result from the conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares for each of the three and six months ended June 30, 2021 and 2020, and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted FFO and FFOAA per share because the effect is anti-dilutive.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced for cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets
Net Debt to Gross Assets is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating Net Debt to Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income (loss), computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding gain on insurance recovery, severance expense, credit loss (benefit) expense, transaction costs, impairment losses on operating lease right-of-use assets and prepayment fees.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under

GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Reconciliations of debt, total assets and net income (loss) (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets, EBITDAre and Adjusted EBITDA (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands):

	June 30,
	2021	2020
Net Debt:
Debt	$3,081,485	$3,854,088
Deferred financing costs, net	34,744	35,907
Cash and cash equivalents	(509,836)	(1,006,981)
Net Debt	$2,606,393	$2,883,014

Gross Assets:
Total Assets	$6,142,212	$7,002,978
Accumulated depreciation	1,130,409	1,034,771
Cash and cash equivalents	(509,836)	(1,006,981)
Gross Assets	$6,762,785	$7,030,768

Net Debt to Gross Assets	39%	41%

	Three Months Ended June 30,
	2021	2020
EBITDAre and Adjusted EBITDAre:
Net income (loss)	$18,552	$(62,965)
Interest expense, net	38,312	38,340
Income tax expense (benefit)	398	(1,312)
Depreciation and amortization	40,538	42,450
Gain on sale of real estate	(511)	(22)
Impairment of real estate investments, net (1)	—	36,255
Costs associated with loan refinancing or payoff	—	820
Allocated share of joint venture depreciation	459	378
Allocated share of joint venture interest expense	846	736
Impairment charges on joint ventures	—	3,247
EBITDAre	$98,594	$57,927

Transaction costs	662	771
Credit loss (benefit) expense	(2,819)	3,484
Impairment of operating lease right-of-use assets (1)	—	15,009
Adjusted EBITDAre	$96,437	$77,191

(1) Impairment charges recognized during both the three and six months ended June 30, 2020 totaled $51.3 million, which was comprised of $36.3 million of impairments of real estate investments and $15.0 million of impairments of operating lease right-of-use assets.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable (including related accrued interest receivable), investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total investments to total assets (computed in accordance with GAAP) is included in the following table (unaudited, in thousands):

	June 30, 2021	December 31, 2020
Total Investments:
Real estate investments, net of accumulated depreciation	$4,834,652	$4,851,302
Add back accumulated depreciation on real estate investments	1,130,409	1,062,087
Land held for development	23,225	23,225
Property under development	35,082	57,630
Mortgage notes and related accrued interest receivable	366,064	365,628
Investment in joint ventures	27,476	28,208
Intangible assets, gross (1)	57,962	57,962
Notes receivable and related accrued interest receivable, net (1)	7,344	7,300
Total investments	$6,482,214	$6,453,342

Total investments	$6,482,214	$6,453,342
Operating lease right-of-use assets	179,354	163,766
Cash and cash equivalents	509,836	1,025,577
Restricted cash	3,570	2,433
Accounts receivable	91,319	116,193
Less: accumulated depreciation on real estate investments	(1,130,409)	(1,062,087)
Less: accumulated amortization on intangible assets	(18,420)	(16,330)
Prepaid expenses and other current assets	24,748	21,291
Total assets	$6,142,212	$6,704,185

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	June 30, 2021	December 31, 2020
Intangible assets, gross	$57,962	$57,962
Less: accumulated amortization on intangible assets	(18,420)	(16,330)
Notes receivable and related accrued interest receivable, net	7,344	7,300
Prepaid expenses and other current assets	24,748	21,291
Total other assets	$71,634	$70,223
About EPR Properties
EPR Properties is a leading experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out-of-home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have nearly $6.5 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of the COVID-19 pandemic, our capital resources and liquidity, our expected dividend payments, our expected cash flows and liquidity, the performance of our customers, our expected cash collections, expected use of proceeds from dispositions and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that the Company will be able to continue to comply with applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com